Exhibit 99.1

Functional Brands Announces Third Quarter 2025 Financial Results

Lake Oswego, OR – (December 15, 2025) – Functional Brands Inc. (NASDAQ: MEHA), a leading innovator in wellness and performance products, today announced financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 highlights:

●	Revenue of $1.7 million increased 21.4% compared to the third quarter of 2024, primarily due to growth in direct-to-consumer sales

●	Gross profit increased 28.1% compared to the prior year period and gross profit margin improved 310 basis points to 57.8% reflecting higher revenue, improved cost control and better terms with vendors

●	Net income of $0.3 million or $0.04 per diluted share compared to a net loss of $0.3 million and $(0.04) per diluted share in the prior year period

“We are pleased with our third quarter results as we delivered strong growth on the top and bottom line, reflecting early progress on our key initiatives,” said Eric Gripentrog, CEO of Functional Brands Inc. “The past few months have been transformational for Functional Brands, marked by several milestone achievements that position us strongly for accelerated growth. Most notably, we successfully completed our direct listing on the Nasdaq Capital Market under the symbol MEHA, representing a pivotal moment that validates our business model and provides the capital foundation to execute our ambitious expansion plans.

“We also achieved significant strategic breakthroughs that differentiate us in the marketplace. Our P2i by Kirkman prenatal supplement has become the world’s first to fully align with FIGO’s transparency standards and the first to comply with California’s new SB 646 QR-code disclosure law—well ahead of the January 2027 implementation date. Additionally, we forged a high-impact commercial partnership with Market Performance Group to supercharge the growth of our flagship Kirkman brand across eCommerce and digital channels, unlocking new opportunities to reach millions of consumers with our science-based wellness solutions. These accomplishments demonstrate that we are executing on our mission of ‘Making Everyone Healthy Again’ while building a foundation for sustainable, profitable growth.”

About Functional Brands Inc.

Functional Brands Inc. is a health and wellness company focused on acquiring and growing science-based consumer brands. With a portfolio that includes trusted names like Kirkman®, P2i by Kirkman®, Hemptown Naturals, Healthy Assist by Kirkman; Functional Brands is committed to providing high-quality, effective solutions that support healthier lives.

For more information, visit www.functionalbrandsinc.com and www.kirkmangroup.com.

Investor Relations Contact:

FunctionalBrands@icrinc.com

Cautionary Note Regarding Forward Looking Statements

This news release and statements of Functional Brands’ management in connection with this news release or related events contain or may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements (including statements related to the closing, and the anticipated benefits to the Company, of the private placement described herein) related to future events, which may impact our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “potential,” “will,” “should,” “could,” “would,” “optimistic” or “may” and other words of similar meaning. These forward-looking statements are based on information available to us as of the date of this news release and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve significant known and unknown risks, uncertainties and other factors which may be beyond our control.

Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Potential investors should review Functional Brands’ Registration Statement for more complete information, including the risk factors that may affect future results, which are available for review at www.sec.gov. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this news release, except as required by law.

FUNCTIONAL BRANDS INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In U.S. dollars, except share data or otherwise noted)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash	$1,005,324	$211,642
Accounts receivable, net	89,213	303,471
Inventories, net	1,690,733	1,709,458
Prepaid expenses and other current assets	169,070	45,112
Deferred offering costs	1,256,451	588,641
Total current assets	4,210,791	2,858,324
Noncurrent assets:
Property and equipment, net	42,086	49,564
Right-of-use assets, net	1,753,581	2,000,092
Intangible assets, net	1,408,944	1,443,541
Goodwill	818,139	818,139
Total non-current assets	4,022,750	4,311,336
Total assets	$8,233,541	$7,169,660

Liabilities and stockholders’ equity / (deficit)
Current liabilities:
Accounts payable and accrued liabilities	$2,425,006	$1,956,165
Line of credit	21,286	32,235
SBA loan, current	3,547	3,436
Lease liabilities, current	364,505	291,213
Other current liabilities	34,425	35,332
Payable for acquisition, current	2,227,366	2,342,366
Loans payable (related party), current	58,886	370,703
Loans payable	567,497	171,500
Total current liabilities	5,702,518	5,202,950
Non-current liabilities:
Lease liabilities, net of current	1,527,586	1,844,819
SBA loan, net of current	137,780	140,468
Loan payable (related party), net of current	260,992	-
Convertible debenture	-	100,000
Total non-current liabilities	1,926,358	2,085,287
Total liabilities	7,628,876	7,288,237

Stockholders’ equity / (deficit)
Series A Preferred stock, par value $0.001, 100,000 shares authorized; 0 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	-	-
Series B Preferred stock, par value $0.001, 80,000 shares authorized; 0 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	-	-
Common stock, par value $0.00001, 220,000,000 shares authorized; 7,084,769 and 6,694,880 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	71	67
Additional paid-in capital	8,359,361	7,542,286
Accumulated deficit	(7,754,767)	(7,660,930)
Total stockholders’ equity / (deficit)	604,665	(118,577)
Total liabilities and stockholders’ equity / (deficit)	$8,233,541	$7,169,660

The accompanying notes are an integral part of these unaudited consolidated financial statements.

FUNCTIONAL BRANDS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In U.S. dollars, except share data or otherwise noted)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue, net of returns	$1,694,174	$1,395,913	$5,116,963	$4,886,359
Cost of goods sold	715,824	632,194	2,303,752	2,268,986
Gross profit	978,350	763,719	2,813,211	2,617,373
Operating expenses
Sales and marketing	118,876	156,497	462,545	454,714
General and administrative expenses	937,762	825,993	2,616,489	2,256,004
Total operating expenses	1,056,638	982,490	3,079,034	2,710,718
Operating income / (loss)	(78,288)	(218,771)	(265,823)	(93,345)
Interest expense	(155,310)	(69,638)	(321,417)	(189,552)
Other income – ERTC refund	491,801	-	491,801	-
Other income	-	-	112	-
Interest income	798	328	1,490	1,291
Total other income / (expenses)	337,289	(69,310)	171,986	(188,261)
Net income / (loss)	$259,001	$(288,081)	$(93,837)	$(281,606)
Net income (loss) per share of common stock attributable to common stockholders
Basic	$0.04	$(0.04)	$(0.01)	$(0.04)
Diluted	$0.04	$(0.04)	$(0.01)	$(0.04)
Weighted average shares used in computing net loss per share of common stock
Basic	7,039,144	6,694,493	6,953,265	6,694,493
Diluted	7,197,605	6,694,493	6,953,265	6,694,493

The accompanying notes are an integral part of these unaudited consolidated financial statements.

FUNCTIONAL BRANDS INC.

CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)

(In U.S. dollars, except share data or otherwise noted)

	Nine Months Ended September 30,
	2025	2024

Cash flows from operating activities:
Net loss	$(93,837)	$(281,606)
Reconcile net loss to cash provided by operating activities
Allowance for doubtful accounts receivable	(3,796)	-
Allowance for inventory obsolescence	12,895	-
Depreciation of property and equipment	15,990	40,576
Amortization of right-of-use assets	246,511	227,912
Amortization of intangible assets	34,597	34,597
Financing expense on warrant issuance	45,263	-
Stock-based compensation	598,856	-
Issuance of shares for financing expense	50,630	-
Changes in operating assets and liabilities:
Accounts receivable	218,054	(103,316)
Inventories	5,830	(59,921)
Prepaid expenses and other current assets	1,042	1,429
Accounts payable and accrued liabilities	591,172	331,409
Other current liabilities	(908)	(31,515)
Lease liabilities	(243,941)	(213,743)
Net cash provided by (used in) operating activities	1,478,358	(54,178)

Cash flows from investing activities:
Purchase of property and equipment	(8,512)	(1,881)
Net cash used in investing activities:	(8,512)	(1,881)

Cash flows from financing activities:
Deferred offering costs	(667,810)	(95,625)
Proceeds from loans	195,277	280,000
Payments for payable for acquisition	(115,000)	(200,001)
Proceeds from debt facilities	99,735	86,662
Repayment of loans	(75,106)	(4,492)
Line of credit repayment	(110,683)	(132,329)
SBA loan repayment	(2,577)	(2,421)
Net cash used in financing activities	(676,164)	(68,206)

Increase (decrease) in cash	793,682	(124,265)
Cash beginning of period	211,642	374,435
Cash, end of period	$1,005,324	$250,170

Supplemental disclosures of cash flow information
Cash paid for interest	$241,662	$187,031

Non-cash investing and financing activities
Common stock issued for convertible note payable and accrued interest	$122,331	$-
Loan payable, related party	$225,000	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

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